               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000); or

               (iii) if within (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within sixty (60) days;

               (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4; or

               (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

               (vii) after the Company has effected three (3) registrations pursuant to this Section 3.4, and such registration have been declared or ordered effective.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 3.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3, respectively.

     3.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.2 or any registration under
Section 3.3 or Section 3.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be born by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree

                                       8.

to forfeit their right to one requested registration pursuant to Section 3.2 or
Section 3.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.2 or
Section 3.4 to a demand registration.

     3.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder or Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits

                                       9.

to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and
(ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     3.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

     3.8  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.2, 3.3 or 3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 3.2 or Section 3.4 if, due to the operation of subsection 3.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3.2 or Section 3.4, whichever is applicable.

     3.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

          a. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses,



                                      10.

claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

     (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 3.9 exceed the net proceeds from the offering received by such Holder.

                                      11.

            (c)   Promptly after receipt by an indemnified party under this
Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

            (d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

            (e)   The obligations of the Company and Holders under this Section
3.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      3.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) acquires at least fifteen percent (15%) of the



                                      12.

Registrable Securities then outstanding (as adjusted for stock splits and combinations), or (d) acquires all of the Registrable Securities held by such holder and its affiliates; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     3.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

     3.13 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that, such agreement shall apply only to the Company's Initial Offering.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 3.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     3.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                                      13.

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns by Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements): a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 4.  COVENANTS OF THE COMPANY

     4.1  BASIC FINANCIAL INFORMATION AND REPORTING.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (d) So long as an Investor (with its affiliates) shall own not less than ten percent (10%) of Registrable Securities then outstanding (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and
(ii) as


                                      14.

soon as practicable after the end of each month, and in any event within twenty
(20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     4.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     4.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (as long as such information is not in the public domain), except that such Investor may disclose such proprietary of confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 4.3.

     4.4 RESERVATION OF COMMON STOCK. The Company will at all times reserves and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     4.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and
(b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     4.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form provided to the Investors.

     4.7 USE OF PROCEEDS. The proceeds from the issuance and sale of the Series A Stock, the Series B Stock, and the Series C Stock (collectively, the "Proceeds") shall be used by the


                                      15.

Company for its growth, modernization or expansion. The Company shall provide each Investor which is a licensed Small Business Investment company (an "SBIC Investor") and the Small business Administration (the "SBA") reasonable access to the Company's books and records for the purpose of confirming the use of Proceeds.

     4.8 BRIDGE FINANCINGS. The Company agrees that in the event it (a) issues debt convertible into or exchangeable for any class of equity securities or (b) issues debt with associated warrants or other rights exercisable for any class of equity securities, the Company shall first obtain the approval of a majority of the directors then in office (including one representative designated by either the Series A Stock or series B Stock).

     4.9 CHANGE IN AUTHORIZED NUMBER OF BOARD OF DIRECTORS. The Company agrees that in the event that the Board of Directors, pursuant to Section 19 of the Company's Bylaws, as amended, changes the number of directors from seven (7), the Company shall first obtain the approval of a majority of the directors then in office (including the representative designated by the Series B Stock).

     4.10 QUALIFIED SMALL BUSINESS. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

     4.11  TERMINATION OF COVENANTS.  All covenants of the Company contained in
Section 4 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon (a) the acquisition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (a "Change in Control").

SECTION  5. RIGHTS OF FIRST REFUSAL

        5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
5.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible



                                      16.

security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     5.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investors fail to exercise in full the rights of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

     5.4 SALE WITHOUT NOTICE. In lieu of giving notice to the Investors prior to the issuance of Equity Securities as provided in Section 5.2, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Investor shall have fifteen (15) days from the date of receipt of such notice to elect to purchase its pro rata share of Equity Securities (as defined in Section 5.1, and calculated before giving effect to the sale of the Equity Securities to the purchasers thereof). The closing of such sale shall occur within sixty (60) days of the date of notice to the Investors.

     5.5 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 shall not apply to, and shall terminate upon the earlier of (i) effective date of the registration statement pertaining to the Company's Initial Public Offering or (ii) a Change in control. The rights of first refusal established by this Section 5 may be amended, or any provision waived with the written consent of Investors holding at least two-thirds (2/3) of the Registrable Securities held by all Investors, or as permitted by Section 6.6.

     5.6 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 3.10.

     5.7 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 5 shall have no application to any of the following Equity Securities:


                                       17.

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors including one representative designated by either the Series A Stock or Series B Stock;

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e)  shares of Common Stock issued upon conversion of the Shares;

          (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

          (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

          (h) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including, but not limited to, (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors including one representative designated by either the Series A or Series B Stock.

SECTION 6. MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.


                                      18.

     6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time: provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends of any redemption price.

     6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
'
     6.6  AMENDMENT AND WAIVER.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of two-thirds (2/3) of the Registrable Securities.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least two-thirds (2/3) of the Registrable Securities.

          (d) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescense therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be noticed, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then


                                      19.

on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibits A, B or C hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      6.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      6.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.






                     [THIS SPACE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.




COMPANY:

DIGITAL IMPACT, INC.


By: /s/ William C. Park
   ------------------------------------
Title:   Chief Executive Officer
      ---------------------------------






                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

FOUNDERS:



 /s/ WILLIAM C. PARK
-----------------------------
William C. Park


 /s/ GERARDO CAPIEL
-----------------------------
Gerardo Capiel



                                       2.

                              INVESTORS:

                              INSTITUTIONAL VENTURE PARTNERS VIII, L.P.

                              By: Institutional Venture Management VIII, L.P.
                                  its General Partner


                              By: /s/ RUTHANN QUINDLEN
                                 -------------------------------------------
                                  Managing Director


                              IVM INVESTMENT FUND VIII, LLC

                              By: Institutional Venture Management VIII, LLC
                                  its Manager


                              By: /s/ RUTHANN QUINDLEN
                                 -------------------------------------------
                                  Managing Director


                              IVM INVESTMENT FUND VIII-A, LLC

                              By: Institutional Venture Management VIII, LLC
                                  its Manager


                              By: /s/ RUTHANN QUINDLEN
                                 -------------------------------------------
                              Its:  Managing Director


                              IVP FOUNDERS FUND I, L.P.

                              By: Institutional Venture Management VI, L.P.
                                  its General Partner


                              By: /s/ RUTHANN QUINDLEN
                                 -------------------------------------------
                                  General Partner



                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE
                                       3.

                                        DRAPER FISHER ASSOCIATES FUND IV, L.P.

                                        By:  /s/ TIMOTHY DRAPER
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER FISHER PARTNERS IV, L.L.C.

                                        By:  /s/ TIMOTHY DRAPER
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER RICHARDS L.P.

                                        By: Draper Richards Management Company

                                        By:
                                             ----------------------------------
                                             William H. Draper III
                                        Its: President


                                        LABRADOR VENTURES II, L.P.

                                        By:
                                             ----------------------------------
                                             Lawrence Kubal
                                        Its: Partner


                                        GC&H INVESTMENTS

                                        By:
                                             ----------------------------------

                                        Its:


                                        HARTE-HANKS

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer

                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE
                                       4.

                                        DRAPER FISHER ASSOCIATES FUND IV, L.P.

                                        By:
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER FISHER PARTNERS IV, L.L.C.

                                        By:
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER RICHARDS L.P.

                                        By: Draper Richards Management Company

                                        By:  /s/ William H. Draper III
                                             ----------------------------------
                                             William H. Draper III
                                        Its: President


                                        LABRADOR VENTURES II, L.P.

                                        By:
                                             ----------------------------------
                                             Lawrence Kubal
                                        Its: Partner


                                        GC&H INVESTMENTS

                                        By:
                                             ----------------------------------

                                        Its:


                                        HARTE-HANKS

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer

                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE
                                       4.

                                        DRAPER FISHER ASSOCIATES FUND IV, L.P.

                                        By:  /s/ TIMOTHY DRAPER
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER FISHER PARTNERS IV, L.L.C.

                                        By:  /s/ TIMOTHY DRAPER
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER RICHARDS L.P.

                                        By: Draper Richards Management Company

                                        By:
                                             ----------------------------------
                                             William H. Draper III
                                        Its: President


                                        LABRADOR VENTURES II, L.P.

                                        By:  /s/ LAWRENCE KUBAL
                                             ----------------------------------
                                             Lawrence Kubal
                                        Its: Managing Director


                                        GC&H INVESTMENTS

                                        By:
                                             ----------------------------------

                                        Its:


                                        HARTE-HANKS

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer

                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE
                                       4.

                                        DRAPER FISHER ASSOCIATES FUND IV, L.P.

                                        By:
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER FISHER PARTNERS IV, L.L.C.

                                        By:
                                             ----------------------------------
                                             Timothy Draper
                                        Its: Director


                                        DRAPER RICHARDS L.P.

                                        By: Draper Richards Management Company

                                        By:
                                             ----------------------------------
                                             William H. Draper III
                                        Its: President


                                        LABRADOR VENTURES II, L.P.

                                        By:
                                             ----------------------------------
                                             Lawrence Kubal
                                        Its: Partner


                                        GC&H INVESTMENTS

                                        By:  /s/ JOHN L. CARDOZA
                                             ----------------------------------
                                             John L. Cardoza
                                        Its: Executive Partner



                           INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE
                                       4.

                                        HARTE-HANKS, INC.

                                        By:  /s/ JACQUES KERREST
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer


                                        ---------------------------------------
                                        Eugene DeRose


                                        ---------------------------------------
                                        Avinash Mehrotra


                                        ---------------------------------------
                                        John J. Park


                                        ---------------------------------------
                                        John L. Barnum


                                        ---------------------------------------
                                        Richard R. Keenly


                                        ---------------------------------------
                                        Ariel Poler



                                        WALTON INVESTMENT
                                        PARTNERSHIP II, LTD.


                                        By:
                                            -----------------------------------

                                       5.

                                        HARTE-HANKS, INC.

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer

                                        /s/ EUGENE DeROSE
                                        ---------------------------------------
                                        Eugene DeRose


                                        ---------------------------------------
                                        Avinash Mehrotra


                                        ---------------------------------------
                                        John J. Park


                                        ---------------------------------------
                                        John L. Barnum


                                        ---------------------------------------
                                        Richard R. Keenly


                                        ---------------------------------------
                                        Ariel Poler



                                        WALTON INVESTMENT
                                        PARTNERSHIP II, LTD.


                                        By:
                                            -----------------------------------

                                       5.

                                        HARTE-HANKS, INC.

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer


                                        ---------------------------------------
                                        Eugene DeRose


                                        ---------------------------------------
                                        Avinash Mehrotra


                                        ---------------------------------------
                                        John J. Park

                                        /s/ JOHN L. BARNUM
                                        ---------------------------------------
                                        John L. Barnum


                                        ---------------------------------------
                                        Richard R. Keenly


                                        ---------------------------------------
                                        Ariel Poler



                                        WALTON INVESTMENT
                                        PARTNERSHIP II, LTD.


                                        By:
                                            -----------------------------------

                                       5.

                                        HARTE-HANKS, INC.

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer


                                        ---------------------------------------
                                        Eugene DeRose


                                        ---------------------------------------
                                        Avinash Mehrotra


                                        ---------------------------------------
                                        John J. Park


                                        ---------------------------------------
                                        John L. Barnum

                                        /s/ RICHARD R. KEENLY
                                        ---------------------------------------
                                        Richard R. Keenly


                                        ---------------------------------------
                                        Ariel Poler



                                        WALTON INVESTMENT
                                        PARTNERSHIP II, LTD.


                                        By:
                                            -----------------------------------

                                       5.

                                        HARTE-HANKS, INC.

                                        By:
                                             ----------------------------------
                                             Jacques Kerrest
                                        Its: Chief Financial Officer


                                        ---------------------------------------
                                        Eugene DeRose


                                        ---------------------------------------
                                        Avinash Mehrotra


                                        ---------------------------------------
                                        John J. Park


                                        ---------------------------------------
                                        John L. Barnum


                                        ---------------------------------------
                                        Richard R. Keenly


                                        ---------------------------------------
                                        Ariel Poler



                                        WALTON INVESTMENT
                                        PARTNERSHIP II, LTD.


                                        By: /s/ [Signature Illegible]
                                            -----------------------------------

                                       5.